     As filed with the Securities and Exchange Commission on July 21, 1999
                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                           _________________________

                        FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ________________________

                                TALX CORPORATION
               (Exact name of issuer as specified in its charter)

                                    Missouri
         (State or other jurisdiction of incorporation or organization)


                                   43-0988805
                    (Federal Employer Identification Number)

                               1850 Borman Court
                           St. Louis, Missouri  63146
                    (Address of principal executive offices)


                                TALX CORPORATION
           AMENDED AND RESTATED STOCK OPTION PLAN OF 1996, AS AMENDED
                            (Full title of the Plan)

                              William W. Canfield
                            Chairman, President and
                            Chief Executive Officer
                                TALX Corporation
                               1850 Borman Court
                           St. Louis, Missouri  63146
                    (Name and Address of Agent for Service)

                                 (314) 434-0046
         (Telephone number, including area code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

================================================================================================
                                    Amount    Proposed Maximum   Proposed Maximum    Amount of
      Title of Securities           to be      Offering Price   Aggregate Offering  Registration
        to be Registered          Registered     Per Share          Price (1)           Fee
================================================================================================
Common Stock, $.01 par value (2)   500,000          (3)                 $3,800,320        $1,057
================================================================================================

(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933. The proposed maximum offering price per share represents the weighted average exercise price of current outstanding options under the Amended and Restated Stock Option Plan of 1996, as amended, and the average of the high and low prices of the Common Stock on July 19, 1999, as reported by The Nasdaq National Market, for the shares reserved for issuance under the remaining options under such plan.

(2) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to antidilution provisions.

(3)  Omitted pursuant to Rule 457(o) under the Securities Act of 1933.

     This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the same stock option plan is effective. Consequently, pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed by TALX Corporation (the "Company") with respect to the TALX Corporation Amended and Restated 1996 Stock Option Plan, as amended (the "Plan"), on December 20, 1996, Registration No. 333-18389, are incorporated by reference into this Registration Statement.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     As of June 16, 1999, Walter L. Metcalfe, Jr., a partner of Bryan Cave LLP beneficially owned 199,987 shares of Common Stock of the Company and its subsidiaries.

     ITEM 8.  EXHIBITS.

     Reference is made to the Exhibit Index.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended ("Securities Act"), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryland Heights, State of Missouri, on the 21st day of July, 1999.

                                             TALX CORPORATION

                                          By /s/ William W. Canfield
                                                 William W. Canfield
                                                 Chairman, President
                                                 and Chief Executive Officer

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



            Name         Title                                                     Date
-----------------------  --------------------------------------------------  -------------
/s/ William W. Canfield  Chairman, President,                                July 21, 1999
-----------------------
William W. Canfield      Chief Executive Officer  and Director
                         (Principal Executive Officer)

/s/ Richard F. Ford      Director                                            July 21, 1999
-----------------------
Richard F. Ford


/s/ Craig E. LaBarge     Director                                            July 21, 1999
-----------------------
Craig E. LaBarge


/s/ Eugene M. Toombs     Director                                            July 21, 1999
-----------------------
Eugene M. Toombs


/s/ M. Steve Yoakum      Director                                            July 21, 1999
-----------------------
M. Steve Yoakum

/s/ Craig N. Cohen       Chief Financial Officer                             July 21, 1999
-----------------------
Craig N. Cohen          (Principal Financial Officer and
                         Principal Accounting Officer)

                                 EXHIBIT INDEX



 Exhibit
 Number         Description
--------        -----------
 4.1            Restated Articles of Incorporation of the Company, as amended
                (incorporated by reference to Exhibit 3.1 to the Company's
                Annual Report on Form 10-K for the year ended March 31, 1997
                (No. 000-21465))

 4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1, as amended
                (No. 333-10969))

 5.1            Opinion of Bryan Cave LLP

23.1            Consent of Bryan Cave LLP (Included in Exhibit 5.1)

23.2            Consent of KPMG LLP